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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 15, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN THE NEW YORK TIMES AND WALL STREET JOURNAL ON AUGUST 15, 2001


                                 Our Performance

ATTENTION COMPUTER ASSOCIATES SHAREHOLDERS:

As we quickly approach CA's annual meeting on August 29, we want to thank those of you who have already voted for CA's current management and board, and encourage those of you who haven't yet voted to do so now.


                    CA'S STOCK PRICE IS UP OVER 75% THIS YEAR

                                [CHART OMITTED]


Sam Wyly - who owns only 100 shares - continues to try to paint CA in the worst possible light using what we believe is misleading data. We urge you not to let Wyly mislead you.

                                 CONSIDER THIS:

CA's stock price has risen:                                       CA has:
o       14,166% between 12/11/81, the date of our IPO, and        o       Grown to the fourth-largest software firm with a market
         6/29/01.**                                                         capitalization of over $18 billion.
o       1,100% in the 10-year period between 6/28/91 and          o       Generated over $4 billion in cash from operations and
         6/29/01.**                                                         returned over $1.5 billion to shareholders in the form
                                                                            of dividends and share repurchases in the last three
                                                                            years.
o       Over 75% for the year-to-date.*                           o       Grown revenues at a 30% CAGR from FY 1982 through FY
                                                                            2001.

  INSTITUTIONAL SHAREHOLDER SERVICES (ISS) AND PROXY MONITOR - THE WORLD'S TWO
     LARGEST INDEPENDENT PROVIDERS OF PROXY VOTING AND CORPORATE GOVERNANCE SERVICES - HAVE RECOMMENDED THAT THEIR INSTITUTIONAL CLIENTS VOTE IN FAVOR
                             OF CA'S EXISTING BOARD.

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     WE BELIEVE CA IS WELL POSITIONED TO CONTINUE SERVING ITS CUSTOMERS WITH
              INNOVATIVE PRODUCTS AND CREATING SHAREHOLDER VALUE.

                                    [CA LOGO]

SUPPORT EXISTING MANAGEMENT AND BOARD. PLEASE SIGN AND RETURN THE WHITE PROXY CARD. THROW AWAY WYLY'S RANGER GOVERNANCE GREEN CARD.

For additional information, please call MACKENZIE PARTNERS, INC. TOLL-FREE at 800-322-2885, or call D.F. KING & CO., INC. TOLL-FREE at 800-431-9642.

* BASED ON STOCK PRICE APPRECIATION FROM 12/29/00 -- 7/31/01: CA (77%), S&P 500 (-8%), NASDAQ COMPOSITE (-18%), APPLE (26%), CISCO (-50%), COMPAQ (-1%), DELL (54%), HEWLETT-PACKARD (-22%), IBM (24%), INTEL (-1%) AND
      MICROSOFT (53%). FIGURES FROM FACTSET.

**    FIGURES FROM FACTSET.